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                                                                    EXHIBIT 23-7

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Registration Nos. 33-30809, 33-50325, 33-53207, 33-57095 and 33-64296) and Form S-8 (Registration
No. 33-32449) of The Detroit Edison Company and in the Prospectus and Proxy Statement constituting a part of the Registration Statement on Form S-4 (Registration No. 33-57545) of DTE Holdings, Inc. of our report dated January 23, 1995, appearing on page 31 of this Form 10-K.



PRICE WATERHOUSE LLP



Detroit, Michigan
March 27, 1995